Exhibit 4.8.5

FELCOR LODGING LIMITED PARTNERSHIP,
as Issuer
AND
FELCOR LODGING TRUST INCORPORATED
FELCOR/ST. PAUL HOLDINGS, L.P.
FELCOR/CSS HOLDINGS, L.P.
FELCOR HOTEL ASSET COMPANY, L.L.C.
FELCOR PENNSYLVANIA COMPANY, L.L.C.
FELCOR LODGING HOLDING COMPANY, L.L.C.
FELCOR CANADA CO.
FELCOR OMAHA HOTEL COMPANY, L.L.C.
FELCOR TRS HOLDINGS, L.L.C.
MYRTLE BEACH HOTELS, L.L.C.
FELCOR TRS BORROWER 1, L.P.
FELCOR TRS BORROWER 4, L.L.C.
FHAC TEXAS HOLDINGS, L.P.
FELCOR TRS GUARANTOR, L.P.
FELCOR LODGING COMPANY, L.L.C.,
as Guarantors,
FELCOR HOLDINGS TRUST,
as Pledgor
AND
U.S. BANK NATIONAL ASSOCIATION,
AS SUCCESSOR TO SUNTRUST BANK,
as Trustee

Fifth Supplemental Indenture
Dated as of August 16, 2007

Supplemental Indenture to the Indenture
dated as of June 4, 2001, as amended and supplemented as of July 26, 2001,
October 1, 2002, January 25, 2006 and December 31, 2006
with respect to the
8 1/2% Senior Notes due 2011

     Fifth Supplemental Indenture (this “Fifth Supplemental Indenture”), dated as of August 16, 2007 among FelCor Lodging Limited Partnership, a Delaware limited partnership (“FelCor LP”), FelCor Lodging Trust Incorporated, a Maryland corporation (“FelCor”), FelCor/CSS Holdings, L.P., a Delaware limited partnership, FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company, FelCor Pennsylvania Company, L.L.C., a Delaware limited liability company, FelCor Lodging Holding Company, L.L.C., a Delaware limited liability company, FelCor TRS Holdings, L.L.C., a Delaware limited liability company (as successor in interest to FelCor TRS Holdings, L.P.), FelCor Canada Co., a Nova Scotia unlimited liability company, FelCor Omaha Hotel Company, L.L.C., a Delaware limited liability company, Myrtle Beach Hotels, L.L.C., a Delaware limited liability company, FelCor TRS Borrower 1, L.P., a Delaware limited partnership, FelCor TRS Borrower 4, L.L.C., a Delaware limited liability company, FelCor/St. Paul Holdings, L.P., a Delaware limited partnership, FHAC Texas Holdings, L.P., a Texas limited partnership, FelCor TRS Guarantor, L.P., a Texas limited partnership and FelCor Lodging Company, L.L.C., a Delaware limited liability company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, FelCor LP, FelCor and cthe Subsidiary Guarantors named therein have executed and delivered to the Trustee an indenture dated as of June 4, 2001, (as amended, modified or supplemented prior to the date hereof, the “Indenture”), pursuant to which FelCor LP issued and has outstanding $300,000,000 aggregate principal amount of 8 1/2% Senior Notes due 2011 (the “Notes”);
     WHEREAS, each of FHAC Texas Holdings, L.P., a Texas limited partnership, FelCor TRS Guarantor, L.P., a Delaware limited partnership and FelCor Lodging Company, L.L.C., a Delaware limited liability company (collectively, the “Existing Guarantors”), has Guaranteed the Line of Credit and by reason thereof, pursuant to Section 4.07 and Section 11.07 of the Indenture, has also delivered its Subsidiary Guarantee of, and become a Subsidiary Guarantor under, the Indenture; and
     WHEREAS, the Guarantee of each of the Existing Guarantors of the Line of Credit has been, or is being contemporaneously herewith, released and, pursuant to Section 4.07 and Section 11.07 of the Indenture, each of the Existing Guarantors is automatically released and discharged from its Subsidiary Guarantee upon the release and discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee; and
     WHEREAS, this Fifth Supplemental Indenture is being executed and delivered pursuant to Section 9.01 of the Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, FelCor, FelCor LP, each Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     SECTION 1.     Definitions.     For all purposes of the Indenture and this Fifth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (a)     the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture and this Fourth Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and
     (b)     capitalized terms used but not defined in this Fourth Supplemental Indenture shall have the meanings assigned to them in the Indenture.
     SECTION 2.     Release of Certain Guarantors.     The parties hereto hereby confirm and acknowledge the concurrent release and discharge of each of the Existing Guarantors from any and all guaranty obligations arising under the Indenture.
     SECTION 3.     NEW YORK LAW TO GOVERN.     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIFTH SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     SECTION 4.     The Trustee.     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by FelCor, FelCor LP and the Subsidiary Guarantors.
     SECTION 5.     Successors and Assigns.     All agreements of FelCor, FelCor LP and the Subsidiary Guarantors in this Fifth Supplemental Indenture shall bind their respective successors and assigns. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successors.
     SECTION 6.     Separability.     In case any provision of this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 7.     Effect of Headings.     The Section headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 8.     Counterparts.     The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership
By:	FELCOR LODGING TRUST INCORPORATED, as its general partner

By:	/s/ Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President

FELCOR LODGING TRUST INCORPORATED, a Maryland corporation
By:	/s/ Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President

FELCOR/CSS HOLDINGS, L.P., a Delaware limited partnership, and FELCOR/ST. PAUL HOLDINGS, L.P., a Delaware limited partnership
By:	FELCOR/CSS HOTELS, L.L.C., as general partner of each entity

By:	/s/ Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President

Signature Page to the Fifth Supplemental Indenture

FELCOR HOTEL ASSET COMPANY, L.L.C., a Delaware
limited liability company,
FELCOR PENNSYLVANIA COMPANY, L.L.C., a
Delaware limited liability company,
FELCOR LODGING HOLDING COMPANY, L.L.C., a
Delaware limited liability company,
FELCOR OMAHA HOTEL COMPANY, L.L.C., a Delaware
limited liability company,
FELCOR TRS HOLDINGS, L.L.C., a Delaware
limited liability company
MYRTLE BEACH HOTELS, L.L.C., a Delaware
limited liability company,
FELCOR LODGING COMPANY, L.L.C., a Delaware
limited liability company,
FELCOR TRS BORROWER 4, L.L.C., a Delaware
limited liability company, and FELCOR CANADA
CO., a Nova Scotia unlimited liability company

By:	/s/ Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President

FHAC TEXAS HOLDINGS, L.P., a Texas limited partnership
By:	FelCor Hotel Asset Company, L.L.C., as its general partner

By:	/s/ Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President

FELCOR TRS BORROWER 1, L.P., a Delaware limited partnership
By:	FelCor TRS Borrower GP 1, L.L.C., a Delaware limited liability company, as its general partner

By:	/s/ Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President:

FELCOR TRS GUARANTOR, L.P., a Delaware limited partnership
By:	/s/ FelCor TRS Guarantor GP, L.L.C., a Delaware limited liability company, as its general partner

By:	/s/ Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President

Signature Page to the Fifth Supplemental Indenture

FELCOR HOLDINGS TRUST, a Massachusetts business trust
By:	/s/ Jonathan H. Yellen
	Name:	Jonathan H. Yellen
	Title:	Executive Vice President General Counsel and Secretary

By:	/s/ Andrew J. Welch
	Name:	Andrew J. Welch
	Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

Signature Page to the Fifth Supplemental Indenture